As filed with the Securities and Exchange Commission on October 15, 1997
                                                     Registration No.  333-32125
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                 Post-Effective
                                 Amendment No. 1
                                       to
                                    Form S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                              SPECTRIAN CORPORATION
             (Exact name of Registrant as specified in its charter)


    Delaware                  350 W. Java Drive                77-0023003
(State or other          Sunnyvale, California 94089         (I.R.S. Employe
jurisdiction of                (408) 745-5400             Identification Number)
incorporation or
  organization)

                        (Address, including zip code, and
                           telephone number, including
                           area code, of Registrant's
                          principal executive offices)
                           ---------------------------
                                 BRUCE R. WRIGHT
              Executive Vice President, Finance and Administation,
                      Chief Financial Office and Secretary
                              Spectrian Corporation
                                350 W. Java Drive
                           Sunnyvale, California 94089
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ---------------------------
                                   Copies to:
      ROBERT P.  LATTA, ESQ.                   ROBERT V.  GUNDERSON, JR., ESQ.
      CHRIS F.  FENNELL, ESQ.                      JAY K.  HACHIGIAN, ESQ.
Wilson, Sonsini, Goodrich & Rosati           Gunderson Dettmer Stough Villeneuve
     Professional Corporation                     Franklin & Hachigian LLP
        650 Page Mill Road                         155 Constitution Drive
 Palo Alto, California 94304-1050               Menlo Park, California 94025
          (415) 493-9300                               (415) 321-2400
                           ---------------------------
                   Date of commencement of sale to the public:
                                 August 14, 1997
                           ---------------------------
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If the only securities being delivered pursuant to this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check, the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           ---------------------------

================================================================================

                                SUPPLEMENTAL NOTE

         This Registration Statement was declared effective by the Securities and Exchange Commission on August 14, 1997. Of the 2,300,000 shares of Common Stock, no par value per share, of the Company registered on this Registration Statement, the Company commenced the sale of 2,000,000 such shares to the Underwriters on August 14, 1997, and granted the Underwriters an option to purchase up to 300,000 such shares for the purpose of covering over-allotments, in each case pursuant to the Underwriting Agreement and all as further described under the caption "Underwriters" in the Prospectus forming a part of this Registration Statement. The Registrant hereby withdraws from registration 300,000 shares of Common Stock registered to cover an over-allotment option granted to the Underwriters. The over-allotment option was not exercised and has expired with respect to the 300,000 shares in accordance with its terms. Accordingly, the Registration Statement is hereby amended, as appropriate, to reflect the expiration of such option.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post- Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 15, 1997.

                                   SPECTRIAN CORPORATION



                                   By: /S/ BRUCE R.  WRIGHT
                                      ---------------------
                                           Bruce R.  Wright
                                           Executive Vice President,
                                           Finance and Administration,
                                           Chief Financial Officer and Secretary

         Pursuant  to the  requirements  of the  Securities  Act of  1933,  this
Post-Effective  Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
                 Signatures                                       Title                             Date
---------------------------------------------  ----------------------------------------------  ----------------
/S/ GARRETT A.  GARRETTSON*                    President, Chief Executive Officer and          October 15, 1997
---------------------------------------------          Director (Principal Executive Officer)
(Garrett A.  Garrettson)

/S/ BRUCE R.  WRIGHT                           Executive Vice President, Finance and           October 15, 1997
---------------------------------------------          Administration, Chief Financial
(Bruce R.  Wright)                                     Officer and Secretary (Principal
                                                       Financial Accounting Officer)

/S/ JAMES A.  COLE*                            Director                                        October15, 1997
---------------------------------------------
(James A.  Cole)

/S/ ROBERT C.  WILSON*                         Director                                        October 15, 1997
---------------------------------------------
(Robert C. Wilson)

/S/ ERIC A.  YOUNG*                            Director                                        October 15, 1997
---------------------------------------------
(Eric A.  Young)

/S/ MARTIN COOPER*                             Director                                        October 15, 1997
---------------------------------------------
(Martin Cooper)

*By: /S/ BRUCE R.  WRIGHT
-------------------------
 (Bruce R.  Wright, Attorney-in-Fact)